UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 27, 2020

Trimble Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14845	94-2802192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)
935 Stewart Drive, Sunnyvale, California, 94085
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (408) 481-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	TRMB	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
The annual meeting of stockholders of Trimble Inc. (the “Company”) was held on May 27, 2020. At the annual meeting, the stockholders voted on the proposals listed below. The voting results for each proposal were as follows:
Proposal 1:
The following directors were elected to serve for the ensuing year and until their successors are elected:

	For	Withheld	Broker Non-Vote
Steven W. Berglund	204,758,565	6,067,441	14,153,152
Börje Ekholm	177,755,876	33,070,130	14,153,152
Kaigham (Ken) Gabriel	208,995,751	1,830,255	14,153,152
Merit E. Janow	204,943,802	5,882,204	14,153,152
Meaghan Lloyd	208,204,152	2,621,854	14,153,152
Sandra MacQuillan	208,999,880	1,826,126	14,153,152
Ronald S. Nersesian	206,481,648	4,344,358	14,153,152
Robert G. Painter	210,200,609	625,397	14,153,152
Mark S. Peek	208,552,171	2,273,835	14,153,152
Johan Wibergh	209,520,013	1,305,993	14,153,152
Proposal 2:
The advisory vote on approving the compensation for the Company’s named executive officers was approved.

For	Against	Abstain	BrokerNon-Vote
200,106,727	9,412,797	1,306,482	14,153,152
Proposal 3:
The appointment of Ernst & Young, LLP as the independent registered public accounting firm of the Company for the current fiscal year ending January 1, 2021 was ratified.

For	Against	Abstain
211,289,860	13,301,837	387,461
Proposal 4:
The amendment to the 2002 Stock Plan was approved.

For	Against	Abstain
194,072,557	16,404,302	349,147

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMBLE INC.
a Delaware corporation

Date: May 28, 2020	By:	/s/ James A. Kirkland
James A. Kirkland
Senior Vice President and General Counsel